Confidential Treatment Requested by LabStyle Innovations Corp.

Confidential treatment requested with respect to certain portions hereof denoted with “***”

Exhibit 10.1

***CONFIDENTIAL TREATMENT REQUESTED***
Note: Confidential treatment requested with respect to certain portions hereof denoted with “***”

AGREEMENT

between

LABSTYLE INNOVATION LTD.

and

FARLA MEDICAL LIMITED

1

Confidential Treatment Requested by LabStyle Innovations Corp.

Confidential treatment requested with respect to certain portions hereof denoted with “***”

This Distribution Agreement (the “Agreement”) is entered into as of 25 April 2013 (the “Effective Date”) by Labstyle Innovation Ltd. (and/or any other party related to the company on a corporate basis) an Israeli company, with main offices at 7 Menachem Begin St., Ramat Gan 52681, Israel (the “Company") and Farla Medical Limited and/or any other party related to the company on a corporate basis) a company incorporated under the laws of England and Wales with registered offices at 5 North End Road, London NW11 7RJ the (“Distributor”).

Recitals

WHEREAS	the Company is the developer and owner of the rights in and of "Dario", a product and its disposables/consumables, which together are designed to measure levels of glucose in the blood and assist patients in the management of diabetes (the “Product”, as further defined below and as specified in Exhibit A); and

WHEREAS	the Distributor is engaged in the business of distributing products and assures the Company that it has the facilities, personnel, and technical expertise necessary to promote, advertise, market, sell, distribute and support the Product in the Territory (as defined in Exhibit B) under the Company’s Trademarks; and

WHEREAS	the Distributor wishes to obtain, and the Company is willing to grant the Distributor, the right to distribute the Product in the Territory, under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS

For the purpose of this Agreement, the following terms shall have the respective meaning as stated below:

1.1.	“Confidential Information" - any proprietary information relating to any of the subject matter of this Agreement or the business of the Company, including but not limited to the Product and all Intellectual Property Rights therein disclosed by or on behalf of the Company to the Distributor in any form or medium whatsoever including in written, physical, digitized, oral or visual form.

1.2.	“Term” – as defined in Section 4.

1.3.	“Documentation” - all documentation related to the Product, including descriptive materials, manuals and user-guides.

1.4.	“End-User” – a customer who has purchased the Product from the Distributor for their personal use and not for further distribution.

2

Confidential Treatment Requested by LabStyle Innovations Corp.

Confidential treatment requested with respect to certain portions hereof denoted with “***”

1.5.	“Intellectual Property Rights” - shall include, without limitation, copyrights, trade-secrets, trademarks, trade-names, domain names, patents, know-how, formulation, data, technology, designs, inventions, discoveries, processes, models or sales, financial, contractual and marketing information and all other intellectual or industrial property and like rights whether or not registered.

1.6.	“Dario Consumables” or “Consumables” - shall mean the consumables and disposable materials for the Product as set forth in Exhibit A.

1.7.	“Product” - shall mean a “Blood Glucose Meter”, specifications of which are attached hereto as Exhibit A, and includes: (i) Dario Consumables, (ii) the Documentation; and, at the Company’s sole discretion (as shall be evidenced by written conformation by the Company’s COO), also (iii) any improvement, new version or new feature made thereto. The term "Product(s)" includes Product units.

1.8.	“Specifications” - the specifications of the Product, attached hereto as Exhibit A.

1.9.	“Territory” – the territories identified in Exhibit B hereto.

2.	APPOINTMENT

2.1.	Appointment: During the Term and subject to the terms and conditions of this Agreement, the Company hereby grants the Distributor, and the Distributor hereby accepts an exclusive, non-transferable, non-sublicenseable, revocable, right and license limited only to distribute and resell the Product to End-Users in the Territory (the “License”). The Distributor may not distribute and/or resell the Product to third parties located outside of the Territory without the prior written consent of the Company, which may be granted or denied in the Company's sole and absolute discretion. Any failure to comply shall be deemed a material breach of this Agreement by the Distributor.

2.2.	Sub-Distributors: the Distributor represents and warrants that it does not currently have any third party agents, representatives, or distributors for the promotion or sale of the Products in the Territory (“Sub-distributors”) and that it will not appoint Sub-distributors without the Company’s prior written consent. For the avoidance of doubt, it is hereby clarified, that in the event any Sub-distributors are appointed by the Distributor in accordance with this Section 2.2, the Distributor shall remain fully responsible for the performance of all of its covenants and obligations hereunder. If this Agreement is terminated, the Distributor shall have sole responsibility for termination of any of its Sub-distributors.

2.3.	Restrictions: Other than the rights expressly licensed to the Distributor hereunder, no other rights or interest whatsoever in the Product are transferred or granted to the Distributor. Without limiting the foregoing, the Distributor shall not: (i) reverse engineer, disassemble, decompile, modify, or alter the Product, hardware, firmware, or software included therewith or any part thereof, (ii) use the Product for any purpose other than the purposes of this Agreement; or (iii) copy the Product, develop any derivative works thereof or include any portion of the Product in any other products.

3

Confidential Treatment Requested by LabStyle Innovations Corp.

Confidential treatment requested with respect to certain portions hereof denoted with “***”

2.4.	Capabilities of Products: The Distributor shall not make any representations, claims or other like statements regarding the characteristics or capabilities of the Products, other than those representations, claims or other like statements contained in the Documentation or Product literature supplied to the Distributor by the Company.

3.	REPRESENTATIONS AND WARRANTIES OF THE PARTIES:

3.1.	Each party represents and warrants to the other party that:

(i)	It has full corporate power and authority to execute this Agreement and to perform its obligations hereunder and all corporate action on its part necessary for the authorization, execution, delivery and performance of this Agreement by it have been taken.

(ii)	This Agreement, when executed and delivered by it, will constitute a valid and legally binding obligation on its part, enforceable in accordance with its terms.

(iii)	The execution, delivery and performance of this Agreement will not result in the breach or violation of any law or regulation applicable to it or any contract or commitment by which it is bound.

3.2.	Without derogating from the aforesaid, the Distributor hereby represents and warrants to the Company, as follows:

(i)	It has the required knowledge, experience and financial capacity to fulfill its obligations hereunder; that it has previous experience and knowledge regarding the marketing of similar products to the Product in the Territory; that it has received and reviewed all the information required by the Company; and that it has evlauated the merits of this Agreement before executing it.

(ii)	It will comply with all applicable laws and regulations in the Territory pertaining to the performance of its obligations under this Agreement, including the marketing and sale of the Product and receipt of all approvals and authorizations in connection thereto. It shall promptly inform the Company of any formal or informal inquiry and/or inspection relating to any Product by any regulatory agency of any state or national government or supranational authority.

(iii)	It shall comply with all sales policies and operating regulations of the Company, as issued and modified from time to time by the Company, provided however that in any event of contradiction between such sales policies and operating regulations of the Company and the provisions of this Agreement, the provisions of this Agreement shall prevail.

4

Confidential Treatment Requested by LabStyle Innovations Corp.

Confidential treatment requested with respect to certain portions hereof denoted with “***”

4.	DURATION OF THIS AGREEMENT

4.1.	Term of the Agreement: This Agreement shall commence on the date of signature by both parties hereto and shall terminate three (3) years from the commencement date (the “Initial Term”) unless it is terminated sooner according to the provisions of this Agreement. .

4.2.	Renewal: This Agreement will be automatically renewed upon the expiration of the Initial Term for a subsequent twelve (12) months, unless not less than *** prior to the end of the Initial Term or any renewal term, one party indicates in writing to the other party of its intention not to renew this Agreement. The Initial Term together with any renewal term shall be collectively referred to herein as the “Term”.

4.3.	Continuation or Survival of Certain Clauses upon Termination: Certain clauses, as specified below, will survive and remain effective even after the termination or cessation of this Agreement. All other rights and obligations of each party to the other shall terminate upon termination of this Agreement.

5.	PARTIES’ OBLIGATIONS

5.1.	Exclusivity: the Company hereby grants the Distributor the exclusive right to distribute the Products in the Territory, subject to the limitations set forth below.

5.2.	Territory: The Distributor may sell or distribute the Products to all End-Users in the Territory covered under the terms of this Agreement. Territory is set out in Exhibit B.

5.3.	Advertisement: The Distributor will be provided by the Company with marketing and promotion materials of the Products (electronic files only) written and produced in the English language, as customary by the Company.

Such materials may include without limitation, digital versions of: marketing and product presentations, video demonstrations (for advertising sales and training purposes) data sheets, digital brochures, case studies, press releases and training materials and such other documentation or product literature, all as shall be determined by the Company from time to time at its sole discretion in consultation with the Distributor.

Any marketing and promotion materials used by the Distributor and/or packaging label referring to the Product and/or to the Company shall be subject to the Company’s prior written approval, at the Company’s sole discretion. Company shall solely own any and all rights to any marketing materials created by the Company. Distributor shall solely own any and all rights to any marketing materials created by the Distributor.

5

Confidential Treatment Requested by LabStyle Innovations Corp.

Confidential treatment requested with respect to certain portions hereof denoted with “***”

The Distributor hereby commits that, during the Term, it will perform and execute, each year, advertising and marketing of the Product in the Territory, all set forth in the Marketing Work Plan which is to be submitted to the Company once the Distributor completes its market research (as per Letter of Intent attached hereto as Exhibit C). ***.

The marketing work plan shall include, without limitation, minimum amount of funds that the Distributor commits to spend on said advertising and marketing in the *** of the Term (the “Marketing Work Plan”. The Marketing Work Plan may only be amended with the mutual written agreement of the parties hereto.

5.4.	Packaging: all packaging materials shall include the Distributor’s details as the Company’s exclusive distributor in the Territory as well as the exclusive contact for any technical issues. Costs involved in ensuring such information is on the packaging of the Product is to be covered by the Company.

5.5.	Representations: the Distributor will not make any representations or give any warranties concerning the Product or its capabilities which are false or misleading in any way whatsoever or go beyond those warranties and representations made by the Company in this Agreement and in the Documentation.

5.6.	Registration: *** register the Product under the Company’s name for sale in the Territory, and shall be responsible for ensuring that any required registrations and approvals *** remain valid at all times – *** shall cooperate with *** to obtain such regulatory or other approvals and licenses. The Company shall be responsible to procure applicable CE certification with respect to the Product as well as approval by The Medicines and Healthcare Products Regulatory Agency. The Company shall also successfully register with the Drug Tariff. ***.

5.7.	The Company does not expect any purchase orders or sales in the Territory until the necessary authorization, certification and documentation for sales and distribution in the Territory of the Product is completed. Personnel: the Distributor shall train, maintain and dedicate, for the performance of its obligations under this Agreement, a sufficient number of highly qualified technical, professional, marketing and sales personnel to induce the selling of the Product in the Territory. The Distributor and its staff shall maintain a high degree of knowledge of the Product and its use.

6

Confidential Treatment Requested by LabStyle Innovations Corp.

Confidential treatment requested with respect to certain portions hereof denoted with “***”

5.8.	Training: The Company shall provide*** qualified personnel at the Distributor’s end with basic training in the use and operation of the Products. The Company shall also provide supporting materials, such as reference books/booklets, software, and any other relevant items, in digital form only, which might be required for technical support. Training will commence on a mutually agreeable date and will be based on the Company’s standard training materials for its basic level training course. Such training will be conducted at a time and location agreed between the Company and the Distributor.

5.9.	Discontinuation: Nothing herein shall be deemed to prevent the Company from discontinuing the sale of a Product hereunder and terminate the Agreement with a *** written notice to the Distributor, provided that all purchase orders submitted to the Company by the Distributor within such six 6 months’ period with respect to such Product shall be honored and fulfilled by the Company in accordance with the terms hereof.

5.10.	Insurance: During the Term ***, the Company shall maintain, at its cost and expense, adequate insurance coverage (product liability and professional liability), in an amount of not less than *** per occurrence and per year. Upon written request and at reasonable times, the Company shall provide the Distributor with written evidence of the existence and amount of such product liability insurance. The Company shall promptly inform the Distributor in writing in the event that its insurance coverage is canceled or reduced in any manner during the Term. Such notice shall in no way be construed to relieve the Company of its obligations to maintain insurance as provided herein.

5.11.	Records: ***. For the removal of doubt, any information (including without limitation, e-mail addresses, names and any other contact information) obtained by Company via (a) the Product’s application and/or website operated and/or owned by the Company, and/or (b) any other application and/or website operated and/or owned by the Company, shall be exlusively owned by the Company. ***.

Following the expiration or termination of this Agreement, for any reason, *** shall retain full ownership of the End-User Database and *** may, at its sole discretion, acquire the exclusive ownership of such End-User Database. The fee payable for *** exclusive ownership of End-User Database shall be ***.

In case the Company wishes to market other relevant products to the group of End-Users listed in the End-User Database, the Company shall provide the Distributor with a notice to that effect, and, with respect to such relevant products, provide the Distributor with a right of first refusal for for a period of *** as of said notice, such that within said period of *** Distributor may provide an offer to the Company to serve as the exclusive distributor of such other products.

7

Confidential Treatment Requested by LabStyle Innovations Corp.

Confidential treatment requested with respect to certain portions hereof denoted with “***”

Notwithstanding anything herein to the contrary, other than as set forth above in this Section 5.11, the Company shall exclusivly own any and all rights to all medical information and records as listed in Exhibit D attached hereto (the “Medical Information”). All other data, including contact data, is limited to the restrictions set out in this Section 5.11.

5.12.	Resale Outside the Territory: the Distributor shall refrain from seeking End-Users, from establishing any branch, from maintaining any distribution depot and from any other action in relation to the Products, outside the Territory.

5.13.	Potential Customers Outside the Territory: the Distributor shall refer potential End-Users of the Products who are located outside of the Territory to the Company or such other distributor, as the Company may designate in writing.

5.14.	Non-Competition: During the Term ***, the Distributor shall not market to any person, company or other entity any products which, directly or indirectly, compete with the Product or with the Company, except with the prior written consent of the Company. .

5.15.	Market Research: the Distributor shall cooperate with the Company in market research and furnish the Company with all reasonable reports necessary to keep the Company informed of the market, competitive conditions and market position, including market responses. The Distributor shall be responsible for any costs associated with the fulfilment of such market research.

5.16.	No Agent: The Distributor shall not: (i) enter into any agreement or arrangement with any third party on behalf of the Company; (ii) sign Company's name to any commercial paper, contract or other instruments; or (iii) incur any debt to a third party payable by the Company.

6.	ORDERING PROCEDURE, MINIMUM COMMITMENTS, PAYMENT AND DELIVERY

6.1.	Price and Terms: The Company will sell Products to the Distributor according to the price schedule shown on Exhibit E hereto. ***. Payments shall be made in US Dollars only, at the Company’s designated address by wire transfer, check or other means acceptable to the Company. Terms of payment to Company shall be *** from the date of shipment of the ordered Products. Such shipment shall be made by the Company within *** from the receipt of a purchase order by the Company (a “Purchase Order”) ***. These payment terms must be adhered to in order for the prices specified in Exhibit E hereto to remain in effect. Any terms of sale not specified herein shall be governed by the Company’s standard sales order terms in effect at the time of an applicable Purchase Order. Unless otherwise specified in an applicable Purchase Order and approved by the Company, the Distributor shall bear all shipping costs and similar charges and all personal property taxes assessable on the Products after delivery to the carrier from the Company’s designated site. In any case of contradiction between the provisons of any Purchase Order and this Agreement, this Agreement shall prevail.

8

Confidential Treatment Requested by LabStyle Innovations Corp.

Confidential treatment requested with respect to certain portions hereof denoted with “***”

6.2.	Forecasts: Minimum Purchases: From ***, the Distributor shall prepare and deliver to the Company an annual forecast of anticipated Product purchases for *** (a “Forecast”). Within ***, the parties will agree upon the minimum aggregate purchases of Products ***.

The Distributor's failure to (i) deliver a Forecast in a respective year as set forth above, or (ii) meet the Minimum Purchases or a Forecast, shall enable the Company, at the Company's option and sole discretion, to either (a) notwithstanding any thing to the contrary herein (including, without limitation, Section 2.1 above), to convert the License into a non-exclusive License, mutatis mutandis, or (b) to terminate this Agreement by *** prior written notice to the Distributor to that effect. Nothing herein shall derogate from the provisions of Section 13 below.

6.3.	Resale Pricing: Distributor agrees that the price quoted or invoiced to End-Users with respect to a Product shall not be less than as set forth in Exhibit E hereto. Notwithstanding, the Distributor reserves the right to review its selling price to address market trends and respond to competiton. The Distributor will inform the Company of any changes to the selling price should these arise.

7.	TRADEMARKS AND DOMAIN NAMES

7.1.	The Company hereby grants the Distributor a limited license to use and display the trademark Dario™ or any other mark used by the Company in connection with the Product (collectively the “Company’s Trademarks”) only for marketing purposes in connection with the Product and only during the term of this Agreement. All advertising and other materials in which the Company’s Trademarks are used shall be subject to the Company’s prior written consent.

7.2.	Without limiting the above, all use by the Distributor of the Company’s Trademarks or domain names shall be to the benefit of the Company, and the Distributor shall not obtain any rights with respect to the Company’s Trademarks or domain names, other than the rights expressly set forth herein. The Distributor hereby irrevocably assigns to the Company in perpetuity all worldwide right, title and interest, if any, that are owned or obtained by the Distributor in any of the Company’s Trademarks or domain names.

7.3.	The Distributor shall not remove, obscure or obliterate any patent, trademark or any other proprietary notices incorporated in, marked on or affixed to the Product and owned by the Company.

8.	OWNERSHIP OF RIGHTS

8.1.	Title/Ownership: the Company owns and shall retain all Intellectual Property Rights, in and to the Product, including any new version releases, updates, enhancements, modifications or improvements thereto made available to the Distributor and in and to the Company’s Confidential Information and the Medical Information.

9

Confidential Treatment Requested by LabStyle Innovations Corp.

Confidential treatment requested with respect to certain portions hereof denoted with “***”

8.2.	Infringement: the Distributor undertakes to promptly inform the Company of any possible infringement by third parties of the Company's proprietary rights including any duplication of the Product, and to participate with the Company regarding any legal action against such infringement which, in the Company's judgment, should be necessary.

9.	INDEMNIFICATION

9.1.	Indemnification by the Company: the Company agrees to defend, indemnify and hold Distributor harmless from and against any claim or suit alleging that the Product directly infringes third parties' patents, and to pay all costs, settlements, or judgments finally awarded; provided, however, that (1) the Distributor shall have given the Company a prompt written notice of such claim, suit, demand, or action; (2) the Distributor shall reasonably cooperate with the Company in the defense and settlement thereof at the Company’s expense; and (3) the Company shall have sole control of the defense of such claim, suit, demand, or action and the settlement or compromise thereof.

9.2.	Further Limitation: The foregoing shall not apply to the extent that the infringement arises: (i) from the use of the Product in a manner for which it was not intended, or (ii) not in compliance with the Documentation or Specifications thereof, or (iii) where the infringement results from the combination of the Product with third parties’ systems or components, where the Product standing alone, would not have infringed upon third party’s rights, or (iv) where the Product was modified, serviced or maintained other than by the Company, or (v) from any action or omission of Distributor in breach of this Agreement and/or due to Distributor’s negligence or wilful misconduct.

9.3.	Distributor Remedy upon Prevention of Product Use: In the event that an injunction is obtained against the Distributor's use of the Product arising from a suit, claim or proceeding, or if the Company anticipates that there is a likelihood of a claim of infringement, the Company shall, at its option and expense, either (a) procure for the Distributor the right to continue using the Product; or (b) replace or modify the same so that it no longer infringes upon such property rights, so long as the Product continues to substantially conform with the Specifications; or (c) where (a) or (b) are not practicable, to terminate this Agreement and any pending Purchase Orders, and call back the Products. Should the Company have to terminate this Agreement on the grounds set out above the Company shall compensate the Distributor in relation to any losses occurred as a direct result of such termination.

9.4.	Exclusive Remedy: Without limiting the provisions set out in this Agreement, this Section 9 sets forth the exclusive and entire remedy of the Distributor against the Company with respect to any action or claim for an alleged infringement of Intellectual Property Rights by the Product or any component thereof.

10

Confidential Treatment Requested by LabStyle Innovations Corp.

Confidential treatment requested with respect to certain portions hereof denoted with “***”

9.5.	Company Indemnification: the Distributor shall indemnify, defend and hold the Company harmless from and against all loss, damage, third party claims, and liability arising out of any culpable act or omission of the Distributor with respect to the performance of this Agreement.

9.6.	Distributor Indemnification: the Company shall indemnify, defend and hold the Distributor harmless from and against all loss, damage, third party claims, and liability arising out of any culpable act or omission of the Company with respect to the performance of this Agreement.

10.	WARRANTY

10.1.	Warranty: The Company warrants that for a period of *** from the date of purchase by the End–User, except for the test strips which shall have a warranty period ending on the expiration date appearing on the packaging of the respective test strips (“Warranty Period”), the Product and Consumables shall conform substantially to the Specifications and shall be free from defects in material and workmanship. The Company’s sole obligation and the Distributor’s exclusive remedy for any failure of the Product to perform as warranted, is the repair or replacement, at the Company’s option, of the nonconforming Product, component thereof or Consumable, provided, however, that the Distributor informs the Company in writing, within the Warranty Period of the defect, malfunction or nonconformity.

10.2.	Without limiting the above, the foregoing warranty will not apply should such damages, malfunction or failures, result from i) use of the Product in a manner for which it was not intended, or not in compliance with its Documentation; (ii) the defects or malfunctions caused by alteration or modification to the Product without the Company’s prior written approval; (iii) defects or malfunctions caused by improper installation, service or repair of the Product, by anyone other than the Company; (iv) defects or malfunctions which do not adversely affect the ability of the Product to perform its usual designated function; (v) the Product was subject to unusual electrical or physical stress; (vi) negligence by the Distributor or by the End-User; (vii) use of the Product other than with the Company’s Consumables or consumables approved in advance by the Company; or (viii) any other cause beyond the Company’s control.

10.3.	Prior to shipping any defective Product to the Company, the Distributor shall ensure that the Product is defective, and shall obtain a Return Material Authorization (“RMA”) number from the Company, and in accordance with the Company's then-current RMA procedures. Any Product so replaced or repaired shall be subject to the warranty for the remainder of the Warranty Period or *** after repair/replacement, whichever is later.

11

Confidential Treatment Requested by LabStyle Innovations Corp.

Confidential treatment requested with respect to certain portions hereof denoted with “***”

10.4.	The Distributor shall, in its promotional literature, provide information to End-Users to the effect that warranty claims in the Territory should be referred solely to the Distributor for processing. Upon receipt of warranty claims by End-Users, the Distributor shall be responsible for (i) verifying that the warranty claim is timely made, and (ii) communicating such claims to the Company. For purposes of enabling the Distributor to verify the timeliness of a warranty claim, the Distributor shall, in the case of Products which bear an individual serial number, record the serial number of each such Product sold on its invoice to the End-User.

10.5.	End-User Complaints and Inquiries:

Distributor shall be responsible as the first point of contact for providing Product technical support to End-Users.

Distributor shall establish and operate a direct line of communication to Company in all matters relevant to vigilance and/or post-market surveillance concerning the Products (including early warnings or signals) in accordance with all applicable laws.

Distributor shall provide technical support to End-Users on the correct use of Products based on information supplied by Company. End-User feedback relevant to safety and performance of the Products, the occurrence of Serious Incidents or Potentially Serious Complaints will be reported by the Distributor immediately and in any event within *** to Company

"Serious Incident": shall mean an incident involving the Products which is reportable to a Competent Authority as defined in the applicable Medical Devices Directive and the European Commission’s Guidelines on a Medical Devices Vigilance System and shall include a Field Safety Corrective Action.

"Potentially Serious Complaints": shall mean any information coming to the notice of Company which might relate to a Serious Incident, or to a significant lapse in the quality of the Product, or might lead to significant adverse public or media comment, or otherwise significantly adversely affect Company's reputation or business.

10.6.	IN NO EVENT, EXCEPT FOR NEGLIGENCE, MISREPRESENTATION, ERROR OR OMISSION OR BREACH OF THIS AGREEMENT, SHALL THE COMPANY BE LIABLE TO THE DISTRIBUTOR FOR ANY LOSS OF PROFITS, ANY INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTAL DAMAGES, OR ANY CLAIMS OR DAMAGES BROUGHT AGAINST THE DISTRIBUTOR OR THE COMPANY BY ANY THIRD PARTY.

11.	LIMITATION OF LIABILITY

11.1.	Except for the express warranties and undertakings set forth in this Agreement, the Company disclaims all warranties in respect to the Product and any service provided by the Company to Distributor under this Agreement.

12

Confidential Treatment Requested by LabStyle Innovations Corp.

Confidential treatment requested with respect to certain portions hereof denoted with “***”

12.	CONFIDENTIALITY

12.1.	All information furnished by a party hereto (the “Disclosing Party”) to the other party (the “Recipient”), including but not limited to the business, marketing and sales plans of the Disclosing Party, and designs, manufacturing process and other technical information pertaining to the Intellectual Property Rights or to the Products (“Confidential Information”), shall be deemed to have been furnished in confidence and shall not be used by the Recipient for any purpose whatsoever other than for Recipient’s performance hereunder, without the prior written consent of the Disclosing Party. The parties hereto shall take all necessary precautions and maintain strict safeguards to hold such Confidential Information in strict confidence and to prevent the disclosure thereof to any third party. Each party shall exercise a degree of care to preserve and safeguard Confidential Information such as that which the Disclosing Party would undertake to preserve and safeguard its own confidential information.

12.2.	The Recipient, however, shall not be liable for the disclosure of the following Confidential Information to third parties:

(i)	information which is in, or becomes part of the public domain through no wrongful act;

(ii)	information which is furnished to a third party by the Disclosing Party without restriction of the third party’s rights to disseminate the information;

(iii)	information already known to the Recipient prior to the receipt thereof from the Disclosing Party; and

(iv)	information which is required to be disclosed by a government agency or other authority with the legal power to require such disclosure.

12.3.	In the event of expiration or termination of this Agreement, the Distributor shall promptly deliver to the Company all documents, data and other information derived from or otherwise containing or pertaining to Confidential Information and shall not retain any documents or other information containing or pertaining to any Confidential Information.

12.4.	The obligations under this Section shall survive the expiration or termination of this Agreement.

13.	TERMINATION

13.1.	Termination for Cause: If either party hereto commits a material breach of this Agreement or default in the performance of any material obligation hereof, and if such default or breach is not cured within *** after the same has been called to the attention of the defaulting party by a written notice from the other party, then the non-defaulting party, at its option, may thereupon terminate this Agreement by submitting a written notice to the defaulting party.

13

Confidential Treatment Requested by LabStyle Innovations Corp.

Confidential treatment requested with respect to certain portions hereof denoted with “***”

13.2.	Payment delay: Without derogating from the generality of the foregoing provisions, a delay by the Distributor of more than *** in paying any amount due shall be considered a material breach hereof.

13.3.	Termination upon Liquidation: Either party may terminate this Agreement in case of: (a) insolvency, dissolution or liquidation proceedings are instituted by or against the other party; (b) a receiver, trustee or similar officer is appointed for the business or property of such party; (c) the other party files a petition seeking any reorganization, arrangement, composition or similar relief under any law regarding insolvency or relief for debtors, or makes an assignment for the benefit of creditors; (d) the other party adopts a resolution for discontinuance of its business or for dissolution.

13.4.	The right of termination shall not be exclusive of any remedies or means of redress to which the party terminating this Agreement may be lawfully entitled to or conversely liable to.

For the removal of any doubt, upon the expiration or termination of this Agreement for any cause or reason whatsoever, the Company shall only be free to directly contact and engage in business with any and all of the End-Users if it acquires the End-User Database from the Distributor as set forth on Section 5.11 above.

14.	EFFECTS OF TERMINATION

14.1.	Cessation of Distributor Activities: Upon termination of this Agreement, the Company shall buy back Distributor’s remaining stock of Products at the same price purchased from the Company by Didtributor hereunder and Distributor will completely cease its activities in relation to the Product.

14.2.	Materials and Confidential Information: the Distributor shall deliver to the Company all Documentation and other materials related to the performance of this Agreement and/or to the Product, once the Distributor has cleared all its stock of the Product or once the Company buys the stock back from the Distributor as set forth on Section 14.1 above.

14.3.	Survival: Sections 5.10 (Insurance), 5.11 (Records), 5.12 (Resale outside the Territory) 5.14 (Non Competition), 5.16 (No Agent), 8.1 (Ownership of Rights), 9.1 to 9.6 inclusive (Indemnification), 10.1, 10.2 and 10.6 (Warranty), 11.1 (Limitation of Liability), 12.1 to 12.4 inclusive (Confidential Information), 17 (Governing Law; Dispute Resolution), and 18 (Miscellaneous) shall survive termination of this Agreement.

14.4.	Other Rights and Remedies: Termination of this Agreement shall be without prejudice to any other right or remedy of either party as stipulated in this Agreement.

14

Confidential Treatment Requested by LabStyle Innovations Corp.

Confidential treatment requested with respect to certain portions hereof denoted with “***”

15.	RELATIONS OF THE PARTIES

15.1.	The parties are independent contractors. Nothing in this Agreement shall be construed to constitute the parties as principal and agent, employer and employee, franchiser and franchisee, partnership, joint venturers, corporate affiliates, co-owners or otherwise as participants in a joint undertaking.

16.	ASSIGNMENT

16.1.	Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party. Notwithstanding the foregoing, the Company may transfer or assign, in whole or in part, any of its rights under this Agreement to any such person or entity controlled by or under common control with the Company, to any successor to all or substantially all of the business or assets of the Company or in connection with the sale or transfer of the operations of the Company related to this Agreement (whether by stock or assets).

Should such transfer, assignment or sale, in whole or in part, take place and should it have a negative impact on the Distributor’s ability to sell the product, then the Company shall compensate the Distributor and make good any losses, current and future, which might arise as a result of such transfer, assignment or sale.

17.	GOVERNING LAW; DISPUTE RESOLUTION

17.1.	This Agreement shall be governed in all respects by, and interpreted in accordance with the laws of Israel. All disputes and differences arising out of or relating to this Agreement or to its interpretation, shall be brought only in a competent court in Tel-Aviv, Israel.

18.	MISCELLANEOUS

18.1.	Recitals and Exhibits: All Recitals and all Exhibits attached to this Agreement constitute an integral part of this Agreement. The definitions of this Agreement shall apply to all Exhibits.

18.2.	Headings: The headings of sections and subsections of this Agreement are inserted only for the purposes of convenience and they shall not be construed as to affect the scope, meaning or intent of the provisions of this Agreement or any part or portion thereof, nor shall they otherwise be given any legal effect.

18.3.	Notices: Any notice given by either party in accordance with this Agreement shall be made in writing and delivered by fax and by registered mail or by courier, addressed as first set forth above, or to other addresses as the parties shall designate in prior written notice.

15

Confidential Treatment Requested by LabStyle Innovations Corp.

Confidential treatment requested with respect to certain portions hereof denoted with “***”

18.4.	No Waiver: Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

18.5.	Force Majeure: Neither party shall be responsible for any failure to perform due to unforeseen circumstances or to causes beyond a party’s reasonable control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, strikes, or shortages of transportation, facilities, fuel, energy, labor, or materials. In event of any such delay in delivery or payment, the party in delay may defer the performance date for a period equal to the time of such delay, provided that the lack of liquidity by one party shall not constitute a Force Majeure.

18.6.	Severability: If any provision of this Agreement is determined to be invalid or unenforceable, the provision shall be deemed to be severable from the remainder of this Agreement and shall not cause the invalidity or unenforceability of the remainder of this Agreement. The parties shall make their best efforts in order to render effective such provisions of this Agreement not affected thereby and this Agreement will continue in full force and effect.

18.7.	Entire Agreement: This Agreement, including all supplements and Exhibits constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understanding or representations, oral or written between the parties hereto regarding such matter.

18.8.	Amendments: This Agreement may be modified or amended only in writing, signed by duly authorized representatives of both parties.

18.9.	Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.10.	Lawsuit costs: If a lawsuit is commenced to enforce the performance of any part of this Agreement, including without limitation any order or release made hereunder, the prevailing party shall be paid by the other party reasonable attorney’s fees and expenses.

[Signature page follows]

16

Confidential Treatment Requested by LabStyle Innovations Corp.

Confidential treatment requested with respect to certain portions hereof denoted with “***”

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date stated below.

LABSTYLE INNOVATION LTD.
Authorised signatoree’s name:

/s/ Oren Fuerst	(signature)

25th of April of 2013

FARLA MEDICAL LIMITED
Authorised signatoree’s name:

/s/ Samuel Zalcberg	(signature)

25th of April of 2013

17

Confidential Treatment Requested by LabStyle Innovations Corp.

Confidential treatment requested with respect to certain portions hereof denoted with “***”

EXHIBIT A

Product Specification including Consumables

Blood glucose monitoring system

Blood glucose test strips

Confidential Treatment Requested by LabStyle Innovations Corp.

Confidential treatment requested with respect to certain portions hereof denoted with “***”

EXHIBIT B

Territory

England

Wales

Scotland

Northern Ireland

All British offshore and inshore islands

Belgium

18

Confidential Treatment Requested by LabStyle Innovations Corp.

Confidential treatment requested with respect to certain portions hereof denoted with “***”

EXHIBIT C

Letter of Intent

***

19

Confidential Treatment Requested by LabStyle Innovations Corp.

Confidential treatment requested with respect to certain portions hereof denoted with “***”

EXHIBIT D

List of Medical Information

***

Confidential Treatment Requested by LabStyle Innovations Corp.

Confidential treatment requested with respect to certain portions hereof denoted with “***”

EXHIBIT E

Price Schedule

***

20